Exhibit 10.38

INDEPENDENT CONSULTANT AGREEMENT

     This Agreement (“AGREEMENT”), by and between Meridian Medical Technologies, Inc. (“MERIDIAN”) and Thomas L. Anderson of 988 Stonington Drive, Arnold, Maryland, acting as an Independent Consultant (“CONSULTANT”), made this 6th day of December 2001.

W I T N E S S E T H

     WHEREAS, MERIDIAN is a world leader in the development and sales of auto-injector drug delivery systems and has proprietary technologies in non-invasive cardiopulmonary diagnostics. MERIDIAN develops and produces medical products designed to save lives, reduce healthcare costs and improve the quality of patients’ lives.

     WHEREAS, CONSULTANT has agreed to provide services to MERIDIAN as an independent contractor,

     In and for the mutual promises stated herein, which is deemed to be good and valuable consideration,

     IT IS AGREED:

     1. SERVICES: CONSULTANT agrees to perform business consulting services related to the expansion of MERIDIAN’s pharmaceutical business as may be requested from time to time by MERIDIAN at MERIDIAN’s sole discretion. MERIDIAN will define the particular projects to be performed at the time of request.

     2. NATURE OF AGREEMENT: Notwithstanding anything that is said in this agreement, the nature of this AGREEMENT is that it is an AGREEMENT to act as an independent contractor and all services to be performed shall be done so with that objective and in accordance with applicable IRS regulations. CONSULTANT shall be solely liable for all income taxes on money received under this AGREEMENT, all FICA (including self-employed) taxes, federal (FUTA) and state (SUTA) unemployment tax and worker’s compensation.

     3. TERM and COMPENSATION:

     (a). The term of this AGREEMENT will be one (1) year, from December 6, 2001 through December 5, 2002, renewed automatically for a one-year term every 6th of December.

     (b). Either party may terminate this AGREEMENT by notifying the other party in writing with at least thirty (30) days notice.

     (c). MERIDIAN will compensate CONSULTANT at the rate of $1,750.00 per day for services rendered at MERIDIAN’s request. The payments will be contingent on CONSULTANT submitting to MERIDIAN an invoice including the details of services rendered.

     4. REIMBURSEMENT OF EXPENSES: CONSULTANT shall be responsible for his general overhead and MERIDIAN shall not be required to reimburse him for general overhead. CONSULTANT shall be reimbursed for approved travel expenses while traveling in connection with providing services under this AGREEMENT. CONSULTANT shall submit invoices to MERIDIAN for such expenses.

     5. CONFIDENTIALITY: CONSULTANT acknowledges that material and information he obtains during the term of this AGREEMENT may be a trade secret or confidential commercial information (“Confidential Information”) and its disclosure may harm MERIDIAN. CONSULTANT agrees to maintain the secret and confidential nature of such information and not to disclose it to a third party, who is not his employee involved in MERIDIAN work, without the consent of MERIDIAN. In the event that CONSULTANT performs work under this AGREEMENT by using a sub-contractor, CONSULTANT agrees to require written acceptance of the terms of this paragraph by the sub-contractor.

     6. AMENDMENTS AND MODIFICATIONS:

     (a). This AGREEMENT may be modified, amended or revoked only by means of a written document signed by the parties hereto.

     (b). The parties acknowledge that MERIDIAN may, from time to time, perform on public contracts. In doing so, if CONSULTANT is asked to perform as a sub-contractor on such contracts, CONSULTANT agrees to execute documents containing terms that are in amendment to the terms of this AGREEMENT as are required to work as a sub-contractor on a public contract.

     7. INDEMNIFICATION: Contractor agrees to indemnify and hold harmless MERIDIAN and its affiliates, partners, officers, directors, employees, agents and representatives (and any successor or assign of any of the foregoing) from and against any and all liabilities, claims, actions, suits, proceedings, judgments, losses, damages, costs and expenses (including reasonable attorneys’ fees) (collectively, the “Losses”) which arise out of or result from any third-party claim arising in connection with (i) any breach by CONSULTANT of or act of CONSULTANT relating to this AGREEMENT for the services rendered under this AGREEMENT (except to the extent such Losses are due to the negligence, gross negligence or willful misconduct of MERIDIAN), or (ii) the breach, unauthorized disclosure or unauthorized use by CONSULTANT or any of his employees, agents or subcontractors of any Confidential Information.

     8. CHOICE OF LAW: This AGREEMENT shall be governed by the laws of the State of Maryland. The parties agree to the exclusive jurisdiction of the courts of Maryland or the United States District Court for the District of Maryland.

     9. ASSIGNABILITY: This AGREEMENT may not be assigned by CONSULTANT without the written consent of MERIDIAN.

     10. PARTIES: This AGREEMENT is binding upon and shall insure the benefit of the undersigned, their successors in interest assigns as permitted by this AGREEMENT and their heirs.

     11. AUTHORITY: The undersigned parties all warrant that they are legally authorized to sign this AGREEMENT on behalf of any party whom they represent.

     WITNESS OUR HAND AND SEALS THIS ___ DAY OF __________, 2001.

By: _________________________
James H. Miller Chairman, President and CEO Meridian Medical Technologies

____________________________ Thomas L. Anderson Independent Consultant

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